EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1997 (the "Effective Date") by and between COVOL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and ("Employee"). The Company and Employee are sometimes STANLEY M. KIMBALL later in this Agreement collectively referred to as the "Parties."

                                    RECITALS

         This Agreement is entered into with reference to the following facts, definitions, and objectives:

         A. Employee is a Certified Public Accountant and immediately prior to the Effective Date, was employed by Huntsman Corporation, a Utah corporation, as Vice President, Administration.

         B. Employee's services are deemed to be of value to the Company and it is recognized that inducements must be offered to Employee in order that the Company may retain Employee's services.

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

         NOW, THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the Parties agree as follows:

         1. Employment and Positions.

                  (a) Positions. The Company employs Employee and Employee accepts employment by the Company as a Vice President and as the Chief Financial Officer of the Company for the Period of Employment specified in Paragraph 3 ("Period of Employment").

         2. Services to be Rendered. Employee shall, during the Period of Employment, serve the Company in the positions set forth in Paragraph 1 ("Employment and Positions") diligently, competently, and in conformance with the corporate policies of the Company. Employee shall be free to conduct personal business and investment activities that do not conflict or interfere with the performance of his duties under this Agreement.

         In fulfilling his duties and responsibilities under this Agreement, Employee shall report to the President and Chief Executive Officer of the Company.

         3. Period of Employment. Employee's employment by the Company pursuant to this Agreement shall, unless sooner

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

terminated as provided in this Agreement, be for a term of three (3) years, commencing as of the 1st day of January 1997, and ending with the close of business on the 31st day of December, 1999 (the "Period of Employment").

         4. Base Salary. At the commencement of the Period of Employment, Employee shall be paid a yearly base salary ("Base Salary") of Eighty Thousand Dollars ($80,000). It is recognized by the Company and Employee that a Base Salary of Eighty Thousand Dollars ($80,000) is less than the amount that should be paid to Employee as his Base Salary considering Employee's past experience and his responsibilities as a Vice President and the Chief Financial Officer of the Company. Therefore, (i) as soon as possible under the circumstances, the Company shall cause Employee's Base Salary to be in line with the base salary or other comparable compensation paid by the Company to the Company's President and Chief Executive Officer, (ii) throughout the Period of Employment the Company shall exercise its best efforts to cause Employee's Base Salary to be in line with the base salary or other comparable compensation paid to the President and Chief Executive Officer of the Company, (iii) Employee's Base Salary shall not be less than Eighty Thousand Dollars ($80,000), and (iv) Employee's Base Salary shall be in addition to all other amounts or benefits to which Employee is or shall be entitled under this Agreement or otherwise as a result

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

of his employment by the Company. Base Salary shall be paid in bi-weekly installments during the Period of Employment. Employee's Base Salary shall be reviewed on or before April 1, 1997 and thereafter on or before the end of each calendar year during the Period of Employment. The review shall be conducted by the President and Chief Executive Officer of the Company and Employee's Base Salary may be increased as a result of any such review, but not decreased The increase, if any, in Employee's Base Salary resulting from such review shall take effect as of the date determined in good faith by the Company's President and Chief Executive Officer.

         5. Stock Option. As soon as practical following the completion of such steps as may be required to qualify the issuance of the stock option described in this Paragraph 5 (the "Option") and the shares of the Company's Common Stock to be issued in connection with the exercise, if any, of the Option under or pursuant to the securities laws of the State of Utah and the United States of America, but in any case not later than , 1997, the Company shall grant to Employee the Option to purchase shares of the Company's Common Stock on the following terms and conditions:

                  (a) Purchase Price. The purchase price per share for the shares subject to the Option shall be One Dollar and 50/100 ($1.50) per share.

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

                  (b) Number of Shares. The Option shall be for Fifty Thousand (50,000) shares of the Company's Common Stock (the "Optioned Shares").

                  (c) Exercise Periods. The Option shall vest as follows: (i) on the date on which this Agreement is executed by the Parties as to twenty-five thousand (25,000) of the Optioned Shares, (ii) on March 1, 1997, as to an additional two thousand (2,000) of the Optioned Shares, (iii) on the first day of each and every of the next following twenty-three (23) calendar months commending with the month of April, 1997 and ending with the month of February, 1999, as to an additional one thousand (1,000) of the remaining Optioned Shares, and (iv) anything in this Agreement notwithstanding, on April 1, 1999 as to all of the Optioned Shares.

                  (d) Full Venting in Event of Death, Disability, or Certain Terminations. If Employees employment with the Company is terminated (i) as a result of Employees death, (ii) as a result of Employees disability, determined as set forth in Paragraph 7(a) ('[Termination of Employment By the Company -Disability"), (iii) by the Company pursuant to Paragraph 7(c) ("Termination of Employment by the Company - Notice, Without Cause"), or (iv) by Employee pursuant to Paragraph 8(b)

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

("Termination of Employment by Employee - With Good Reasons), the Option shall vest in its entirety and Employee (if he is capable of acting under the circumstances) or the guardian, heirs, or estate of Employee, as the case may be, may exercise the Option at any time within one hundred-eighty (180) days of the effective date of the termination of Employees employment.

                  (e) Additional Stock Options. The Option shall be in addition to and not in lieu of such other or additional stock options as Employee may be entitled or eligible to receive during the Period of Employment pursuant to any plans or policies of the Company that from time to time during the Period of Employment may be in effect.

         6. Other Benefits. In addition to the benefits previously set forth in this Agreement, Employee shall, during the Period of Employment, be entitled to the benefits described below, and as concerns all such benefit programs where years of service are a factor, to the fullest extent permitted by law, Employee shall be given credit for his years of service with Huntsman Corporation:

                  (a) Car Allowance. Employee shall be paid a monthly car allowance in the amount of Five Hundred Fifty Dollars ($550.00).

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

                  (b) Entertainment Expenses. Employee shall be reimbursed for Employees reasonable entertainment and business expenses that are consistent with the Company's written policies and procedures, as the said policies and procedures may be changed, modified, or terminated for all officers of the Company from time to time.

                  (c) Vacation. During the Period of Employment, Employee shall be entitled to the greater of (i) four (4) weeks of paid vacation during each full calendar year occurring during the Period of Employment and (ii) that amount of vacation provided or made available to other senior executive officers of the Company. Should Employee desire additional time off during the Period of Employment, that time will be without pay and the amount of time off will be negotiated with the Company's President and Chief Executive Officer. Upon termination of Employee's employment under this Agreement other than by the Company for Cause or by Employee without Good Reason, Employee shall be paid for any unused vacation to which he was entitled.

                  (d) Sick Leave. Sick leave time that is reasonable under the circumstances and that is consistent with the Company's policies and procedures, as the same may be changed, modified, or terminated from time to time for all senior

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

executive officers of the Company.

                  (e) Insurance. Participation in the group insurance program of the Company as concerns life, disability, medical, and dental insurance currently available to other senior executive officers of the Company as the same may be changed, modified, or terminated for all participants from time to time. Employee shall be required to pay that portion of the premiums for coverage under such insurance that is payable by other senior executive officers of the Company for their insurance coverage. Provided, however, that anything in this Agreement to the contrary notwithstanding, if the insurance carrier or company that is providing health insurance coverage to or for employees of the Company shall at the time the eligibility of Employee or Employee's dependents for such coverage is first determined refuse or decline to provide health insurance coverage for Employee or any of Employee's dependents with respect to any condition or circumstance and Employee shall determine that it is in his or such dependent's best interests to maintain health insurance coverage on himself or such dependent through Huntsman Corporation pursuant to Employee's COBRA rights, the Company shall reimburse Employee for the actual cost to Employee of maintaining such COBRA coverage for the shorter of (i) the duration of the denial or refusal by the Company's insurance carrier or company to provide insurance coverage and (ii) the

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

 duration of COBRA coverage available to Employee or the involved dependent.

                  (f) Retirement Plans. Participation in the Company's retirement plans, including, but not limited to, any 401(K) Plan, that may be adopted or implemented by the Company and any time during the Period of Employment. Any such participation, shall be in accordance with the terms and provisions of the plan and applicable law, as the same may be changed, amended, or terminated from time to time.

                  (g) Other Miscellaneous Benefits. The Company shall pay, reimburse Employee for, or extend to Employee the following miscellaneous benefits:

                           (i) annual dues for association memberships including the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accounts;

                           (ii) time off with pay while traveling to and from and while attending and reimbursement for all reasonable program fees and travel, lodging, and other reasonable expenses incurred by Employee in connection with all continuing professional education required of Employee to maintain his license as a certified public accountant; and

                           (iii) the cost to Employee to subscribe to or purchase books, journals, or publications that relate to or

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

         discuss accounting, finance, cash management, compensation, fringe benefits, insurance, and/or other relevant business issues.

         7. Termination of Employment By the Company. Anything in this Agreement to the contrary notwithstanding, the Company shall have the following rights with respect to the termination of Employee's employment:

                  (a) Disability. The Company may terminate Employee's employment under this Agreement if Employee shall become unable to fulfill his duties under this Agreement, as measured by the Company's usual business activities, by reason of any medically determinable physical and/or mental disability.

                  (b) Cause. Employee's employment may be terminated by the Company for Cause. For purposes of this Agreement, "Cause" shall mean and refer to a determination made in good faith by the Company's Board of Directors that:

                           (i) Employee has been convicted of or has entered of a plea of guilty or nolo contendere to a felony or to any other crime, which other crime is punishable by incarceration for a period of one
         (1) year or longer, or which is a crime involving moral turpitude)

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

                           (ii) there has been a theft, embezzlement, or other criminal misappropriation of funds by Employee, whether from the Company or any other person; or

                           (iii) Employee has willfully failed or refused in a material respect to follow reasonable written policies or directives established by the Board of Directors or the President and Chief Executive Officer of the Company, or Employee has willfully failed to attend to material duties or obligations of his office (other than any such failure resulting from Employee's incapacity due to physical or mental illness which is a cause or manifestation of Employee's disability) which failure or refusal continues for thirty (30) days following delivery of a written demand from the Company's President and Chief Executive Officer for performance to Employee identifying the manner in which Employee has failed to follow such policies or directives or to perform such duties.

         Termination pursuant to this Paragraph 7(b) shall be effective as of the effective date of the notice by the Board of Directors to Employee that it has made the required determination, or at such other subsequent date, if any, specified in such notice.

                  (c) Notice, Without Cause. The Company may also terminate Employee's employment under this Agreement on not less than thirty (30) days notice without Cause (which notice shall

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

specify the effective date of any such termination).

         8. Termination of Employment BY Employee.

                  (a) Disability. Employee may terminate his employment under this Agreement if Employee shall become unable to fulfill his duties under this Agreement, as measured by the Company's usual business activities, by reason of any medically determinable physical and/or mental disability.

                  (b) With Good Reason. Employee shall have the right to terminate his employment under this Agreement at any time for Good Reason, provided Employee has delivered a written notice to the Company that briefly describes the facts underlying Employee's belief that "Good Reason" exists and the Company has failed to cure such situation within thirty (30) days after the effective date of such notice. For purposes of this Agreement, "Good Reason" shall mean and consist of:

                           (iv) a material breach by the Company of its obligations under this Agreement, including, but not limited to, a failure to maintain or increase Employee's Base Salary at or to the level required by Paragraph 4 ("Base Salary");

                           (v) without Employee's prior written consent, the assignment to Employee of duties that are materially inconsistent with, or that constitute a material alteration in

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

         the status of his responsibilities set forth in this Agreement, as an Vice President and/or the Chief Financial Officer of the Company;

                           (iii) without Employee's prior written consent, the relocation of the Company's chief executive office outside of the Salt Lake City/Provo metropolitan area;

                           (iv) without Employee's prior written consent, the transfer or relocation of Employee's place of employment to any place other than the Salt Lake City/Provo metropolitan area, except for reasonable travel on the business of the Company; or

                           (v) upon the consummation of a sale of all or substantially all of the assets of the Company not in the usual or regular course of the business of the Company in which sale the acquiring company did not assume all of the obligations of the Company under this Agreement.

               (c) Notice, Without Good Reason. With not less than ninety (90) day's prior written notice (which notice shall specify the effective date of the termination), Employee shall have the right to terminate his employment under this Agreement without Good Reason.

         9. Termination of Employment by Death. If Employee dies during the Period of Employment, Employee's employment shall

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

be thereby terminated effective as of the end of the calendar month during which Employee died.

         10. Determination of Disability. If in the opinion of the Company or Employee, Employee is disabled, then the following shall occur:

                           (i) the Company or Employee shall promptly so notify (by dated written notice) the insurance company or carrier that, at that time, insures the employees of the Company against long-term disability and request a determination as to whether Employee is disabled pursuant to the terms of the Company's long-term disability plan; and

                           (ii) the matter of Employee's disability shall be resolved and Employee and the Company shall abide by the decision of the insurance company or carrier that, at such time, is insuring employees of the Company against long-term disability.

         11. Effect of Termination.

                  (a)  Termination of Employment Due to Employees  Disability or
Death. If Employee's employment is terminated by the Company or Employee, pursuant to Paragraph 7(a) ("Termination of Employment By the Company
Disability") or Paragraph 8(a) ("Termination of Employment by Employee Disability"), as the

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

case may be, due to Employee's disability or if Employee's employment is terminated by his death, pursuant to Paragraph 9 (~'Termination of Employment by Death"), in either situation:

                           (i) all cash compensation described in this Agreement shall be computed and paid to the effective date of such termination and shall cease upon such effective date of termination;

                           (ii)  Employee  shall  receive all  compensation  and
         employee benefits accrued through the effective date of the termination, and all benefits provided through the Company~s insurance plans pursuant to the terms and conditions of such insurance plans; and

                           (iii) except as expressly  provided in this Paragraph
         11(a),   Employee  shall  not  be  entitled  to  any  additional   cash
         compensation following the effective date of the termination.

         In the event of Employee's  death,  the  provisions  of this  Paragraph
11(a) shall not affect the entitlements, if any, of the heirs, executors, administrators, beneficiaries, or assigns of Employee with respect to the Option or any benefit plan, fund, or program of the Company that provides benefits to one or more of them as a result or in connection with the death of Employee.

                  (b) Termination of Employment By the Company for Cause or by Employee Without Good Reason. If Employee's

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

employment shall be terminated by the Company for Cause pursuant to Paragraph 7(b) ("Termination of Employment By the Company -Cause"), or by Employee without Good Reason pursuant to Paragraph 8(c) ("Termination of Employment By Employee Notice, Without Good Reason"), then in any such event:

                           (i) the Company shall pay Employee all compensation and benefits described in this Agreement through the effective date of such termination, together with all benefits, if any, to which Employee had accrued or vested rights through the effective date of the termination, including, but not limited to, any such accrued or vested rights to any benefits available, pursuant to Company-wide policies then in effect, to an employee of the Company whose employment is terminated by the Company, and thereupon all rights to such compensation and benefits shall cease;

                           (ii) Employee shall be paid all bonuses, if any, payable to Employee for the year(s) prior to the year in which Employee's employment is so terminated, but not then paid; and

                           (iii) anything in this Paragraph 12(b) to the contrary notwithstanding, except as expressly provided in subparts (ii) and (iii) of this Paragraph 12(b), Employee shall not be entitled to or be paid any unpaid compensation or benefit under any bonus plan for the year in which Employee's employment is terminated by the Company for Cause or by Employee without

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

         Good Reason.

                  (c) Termination of Employment By the Company Without Cause or by Employee For Good Reason. If the Company terminates Employee's employment without Cause or if Employee terminates his employment with Good Reason:

                           (i) the Company shall continue to pay Employee the Base Salary provided for by Paragraph 5 ("Base Salary") at the rate in effect on the effective date of the notice of termination through the effective date of the termination;

                           (ii) within thirty (30) days following the effective date of the termination, the Company shall pay Employee a severance payment equal to two hundred percent (200~) of Employee's yearly Base Salary in effect on the effective date of the notice of termination;

                           (iii) Employee shall receive all benefits available, pursuant to Company-wide policies then in effect, to an employee of the Company whose employment is terminated by the Company; and

                           (iv) thereupon all rights of Employee to such compensation and benefits shall cease.

                  (d) Certain Insurance Benefits.  If the employment of Employee
(i) is terminated by the Company without Cause, (ii) is terminated due to the death or disability of

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

Employee, or (iii) is terminated by Employee With Good Reason, the Company shall pay the insurance premium payable by Employee or his heirs, as the case may be, for continued insurance coverage under the insurance policies or programs of the Company pursuant to COBRA for or with respect to the duration of such COBRA coverage.

         12. Confidential Information.

                  (a) Definition. The term "Confidential Information" shall mean trade secrets and any other information, matter, or thing of a secret, confidential, or private nature connected with the business of the Company. Included within Confidential Information are matters of a technical nature (including know-how, computer programs, software, accounting methods, and documentation), matters of a business nature (such as information about contract forms, costs, profits, promotional methods, markets, market or marketing plans, sales, client accounts, plans for further development, and any other information not generally available to the public. Confidential Information shall also include information developed by Employee for the Company while an employee of the Company. "Confidential information" does not include (i) information that is in the public domain at the time the information is acquired by Employee, (ii) information that later becomes public through no act or omission of Employee, or
(iii) information generally known

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

in the industry or  industries in which the Company does business.

                  (b) Nondisclosure of Confidential Information. Employee shall not, now or in the future, and whether or not then an employee of the Company, use any Confidential Information for any purpose whatsoever other than the pursuit of the Company~s business or in the performance of his duties as an employee of the Company. Employee shall further refrain at all times from disclosing any Confidential Information to any third party without the prior written consent of the Company, such consent to be given or withheld by the Company in the exercise of its absolute discretion. Employee shall take all reasonable steps to prevent unauthorized disclosure of Confidential Information to third parties, intentionally or negligently, by Employee or persons acting pursuant to Employee's directions.

         Except  as  expressly   otherwise  provided  in  this  Agreement,   the
provisions of this Paragraph 12 shall survive and continue in full force and effect after the end of the Period of Employment.

         13. Notices and Payments. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered
(i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, or (iii) by facsimile transmission followed by delivery by first

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

class mail, in the manner provided for in this Paragraph 13, and properly addressed as follows:

If to the Company, to:

         COVOL Technologies, Inc.
         3280 North Frontage Road
         Lehi, Utah 84043
         Attention: General Counsel

If to Employee to:

         Stanley M. Kimball
         9943 North Meadow Lane
         Highland, Utah 84003

or to such other address as a party to this Agreement may indicate to the other party in the manner provided for by this Paragraph 13. Notices, etc. given by mail shall be deemed effective and complete two (2) business days following the date of the posting and mailing thereof in accordance with this Paragraph 13, notices by facsimile transmission shall be deemed effective upon receipt, unless receipt thereof shall be disputed in which case receipt shall be deemed effective as of the effective date of the follow-up notice called for by this Paragraph 13 with respect to such facsimile transmitted notice, and notices, etc. delivered personally shall be deemed effective and complete at the time of the delivery of the notice and the obtaining of a signed receipt for the notice, unless a party shall refuse to provide a signed receipt, in which case the notice shall be effective upon the completion of personal delivery of the notice in such a way as to insure the ability to

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

establish personal delivery. All payments to Employee provided for in this Agreement shall be deemed made, whether so stated or not, on the date of the first to occur of (i) actual delivery thereof by the Company to Employee, (ii) the mailing thereof to Employee by regular United States mail to the address specified in or in accordance with this Paragraph 13, or (iii) when made by direct deposit as authorized by Employee.

         14. Additional Agreements.

                  (a) Parties in Interest. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, heirs, and legal representatives, and nothing in this Agreement is intended to confer any right, remedy, or benefit upon any other person.

                  (b) No Assignments or Delegation. No assignment or delegation of this Agreement or of any of the rights or obligations under this Agreement by either of the Parties shall be valid without the written consent of the other party.

                  (c) Integration. This Agreement supersedes all prior agreements or understandings of the Parties on the subject matter of this Agreement. Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject matter of this Agreement shall be deemed to be merged into this Agreement and to the extent inconsistent with this Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement.

                  (d) Modification; Amendment. This Agreement shall not be modified by any oral agreement, either express or implied, and all amendments or modifications of this Agreement shall be in writing and be signed by both of the Parties. The provisions of this and the immediately preceding sentence themselves may not be amended or modified, either orally or by conduct, either express or implied, and it is the declared intention of the Parties that no provision of this Agreement, including said two sentences, shall be modifiable in any way or manner whatsoever other than through a written document signed by both of the Parties.

                  (e) Headings. The paragraph headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms of this Agreement.

                  (f) No Waiver. The failure of either of the Parties to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed to constitute a waiver or relinquishment of any right granted under this Agreement or of the future performance of any such term, covenant, or condition, and the obligations of the appropriate party with respect to any such term or condition shall continue in full force and effect.

                  (g) Construction. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

                  (h) Attorneys' Fees. Should either the Company or Employee default in any of the covenants contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing party shall pay all costs and expenses, including reasonable attorneys' fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

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                  (i)  Governing  Law. This  Agreement  shall be governed by and construed in accordance with the internal laws of the State of Utah, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws. Any actions under or with respect to this Agreement shall be filed only in the state courts located in Utah County, Utah, in the federal courts located in Salt Lake County, Utah, or in such courts located nearest to such other county in which Employee then is primarily rendering services to the Company, and the Parties consent to the jurisdiction and venue of such courts.

                  (j) Injunctive Relief. Employee acknowledges that it is impossible to measure in money the damage that will accrue to the Company by reason of Employee's failure to abide by the provisions of Paragraph 12 ("Confidential Information"). Therefore, if the Company shall institute any action or proceeding to enforce the provisions of said Paragraph 12, in addition to any other relief, the court in such action or proceeding may grant injunctive relief against Employee and Employee waives the claim or defense in any such action or proceeding that the Company has an adequate remedy at law, and

                                       24
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Employee  shall not argue in any such action or proceeding  the claim or defense that such remedy at law exists.

                  (k) Bluelininq. Should any portion of Paragraph 12 ("Confidential Information") be declared by a court of competent jurisdiction to be unreasonable, unenforceable, or void for any reason or reasons, the involved court shall modify the applicable provision(s) of the said Paragraph 12, so as to be reasonable or as is otherwise necessary to make Paragraph 12 enforceable and, valid and to protect the interests of the Company intended to be protected by Paragraph 12 to the maximum extent possible.

                  (l) Recitals. Recitals A and B to this Agreement are by this reference incorporated into and made a part of this Agreement.

         IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement this 14th day of February, 1997 effective as of the Effective Date.

                                        COVOL Technologies, Inc., a Delaware
                                        corporation (the "Company")


                                        By: /s/ Brent M. Cook
                                           ------------------------
                                        Its: CEO/President

                                       25
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                                        /s/ Stanley M. Kimball
                                        -------------------------------
                                        Stanley M. Kimball ("Employee")

                                       26